UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2024
Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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This current report on Form 8-K/A amends the report on Form 8-K filed on November 5, 2024 by the Federal Home Loan Bank of Topeka to add Items 5.07 and 7.01 to the Form Information. There are no other changes to the report, which information is restated here.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2024, the Federal Home Loan Bank of Topeka (FHLBank) declared elected the following individuals in FHLBank’s 2024 election of directors with terms commencing on January 1, 2025:

•Milroy A. Alexander; Retired; Denver, Colorado (Public Interest Independent Director)
•Kyle J. Heckman; Chairman; Flatirons Bank; Boulder, Colorado (Member Director)
•Lynn Jenkins; Consultant; Eudora, Kansas (Independent Director)
•Christopher D. Wente; President/CEO; Golden Belt Bank; Hays, Kansas (Member Director)

Each director will serve a four-year term expiring December 31, 2028.

Mr. Alexander and Ms. Jenkins are incumbent directors with terms expiring on December 31, 2024. Mr. Alexander currently serves as vice chair of the board and as chair of the board’s Mission and Governance committee and also serves on the board’s Audit; Compensation, Human Resources and Inclusion; and Executive committees. Ms. Jenkins currently serves on the board’s Mission and Governance and Operations committees. Mr. Heckman and Mr. Wente do not currently serve on FHLBank’s board. At the time of this filing there has been no determination on which committees any of the FHLBank directors may serve in 2025.

On September 30, 2024, FHLBank filed a Form 8-K announcing that Mr. Wente was deemed elected as a Member Director of FHLBank’s board of directors. The Form 8-K filed by FHLBank on September 30, 2024, is incorporated herein by reference.

The election of directors took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act, as amended (the Bank Act), and the related regulations of the Federal Housing Finance Agency (FHFA).

Pursuant to the Bank Act and FHFA regulations, the majority of FHLBank’s directors, known as Member Directors, are elected by FHLBank’s membership in each state. The remaining directors, known as Independent Directors and which include Public Interest Directors, are elected through district-wide elections. In the normal course of its business, FHLBank extends credit to members whose officers or directors may serve as Member Directors of FHLBank. All loans extended by FHLBank to such members are on market terms that are no more favorable to them than the terms of comparable transactions with other members.

FHLBank directors will be compensated while serving as directors through the payment of fees that are intended to compensate directors for their time preparing for and attending board and committee meetings and fulfilling the other obligations of a director of FHLBank. Compensation will be provided in accordance with the 2025 Board of Directors Compensation Policy, which has not yet received FHFA non-objection. All directors are also entitled to participate in a non-qualified, unfunded, deferred compensation plan, under which each director has the opportunity to defer all or a portion of their compensation.

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Also on November 5, 2024, FHLBank distributed a message to its members announcing the election of FHLBank directors. A copy of the message to members is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

FHLBank’s director election concluded on October 30, 2024. The results of the director election were declared final as described in Item 5.02 of this Current Report on Form 8-K. Complete voting results are included in the message to members that is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The information provided in Items 5.02 and 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

The information contained in this Current Report on Form 8-K and the information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (the Exchange Act) or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Current Report on Form 8-K. In addition, the furnishing of information in this Current Report on Form 8-K is not intended to, and does not, constitute a determination or admission by FHLBank that the information is material or complete.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index	Exhibit Description
99.1	Message to FHLBank members dated November 5, 2024, announcing FHLBank’s election results.
104	Cover Page Interactive Data File embedded within the Inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

November 7, 2024	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Executive Vice President, Chief Mission Officer / Chief Legal Officer